A S C E N T CAPITAL GROUP INC ASCENT CAPITAL GROUP INC 4th Quarter and 2015 Earnings Presentation February 2016 Exhibit 99.2

A S C E N T CAPITAL GROUP INC Forward Looking Statements This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, including development of and access to multiple sales channels, market potential and expansion, consumer demand for interactive and home automation services, account creation and related costs, subscriber attrition, anticipated account generation at LiveWatch, future financial prospects, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent and/or Monitronics, our ability to capitalize on acquisition opportunities, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Form 10-K for additional information about Ascent and about the risks and uncertainties related to Ascent's business which may affect the statements made in this presentation. February 2016

Monitronics: Leader in Security and Home Automation

- 2nd largest US residential security and home automation provider
- 20+ years industry experience / leadership
- Largest independent dealer network in US
- Attractive, highly complementary new DIY platform in LiveWatch

ASCENT CAPITAL GROUP INC

February 2016

Monitronics SECURITY

1

A S C E N T CAPITAL GROUP INC Monitronics Business Model Advantages • Asset-light approach maximizes flexibility • High margin monitoring and service operations produces significant free cash flow • One of few security and home automation providers that provides national coverage through our world-class dealer network and Monitronics technicians • Recurring revenue model with long customer life that is very predictable • High quality account base creates an ideal platform for upsell of advanced services 2 February 2016

A S C E N T CAPITAL GROUP INC 2015 Highlights • Core attrition improved from 12.8% to 12.7% • Grew topline revenue at 4.4% • LiveWatch, our DIY business, grew at over 50% – well ahead of expectations • Increased subscriber accounts by 2.9% • Continued to lead the industry in interactive sales with 75% of new customers buying home automation services • Made significant progress in building strength of management team 3 February 2016

2016 Key Themes

- Focus on free cash flow generation, as opposed to growth
  - Improve creation cost multiples in the dealer channel
  - Proactively help our dealer partners improve marketing and quality sales
  - Exercise financial discipline as we analyze bulk buy opportunities
- Identify opportunities to reduce operating costs across the business
- Drive more sales through LiveWatch, our DIY Channel, at lower creation cost multiples
- Develop our partnership and internally generated sales channels
- Continue driving improvements in customer service
  - During Q2 2016 will implement a predictive churn model to better identify at risk customers to reduce cancellations

ASCENT CAPITAL GROUP INC
February 2016
Monitronics SECURITY
4

A S C E N T CAPITAL GROUP INC 2016 Outlook • Expect meaningful improvement in creation costs • New accounts created will most likely decrease • Expect upward pressure on core portfolio unit attrition in 2016 • Anticipate the 2G conversion project to result in some customer cancellations beyond core attrition in 2016 and 2017 when 2G network sunsets • Improvements in cash flow generation as a result of focus on creation cost multiples, expense reduction and improving balance sheet 5 February 2016

A S C E N T CAPITAL GROUP INC Monitronics Future Opportunities • Multiple Channel Access: Dealer network, do-it-yourself, and partnership/internally generated • Enhanced Services: Security is an excellent core home service, but there is much more • Market Expansion: Convergence of home health and home technology, insurance and mobility 6 February 2016

A S C E N T CAPITAL GROUP INC Appendix February 2016

Pinnacle Bulk Purchase Currently Impacting Overall Attrition by 90bps

- Key driver of increase in LTM attrition to 13.6% as of 12/31/15 from 12.9% as of 12/31/14 is the 113,000 accounts acquired from Pinnacle Security in 2012/2013, which are experiencing normal end of term attrition
  - Pinnacle portfolio consists of 3-5 year contracts generated in 2011/2012
  - Reaching end of initial term primarily in 2015-2017
  - Pinnacle accounts performing to expectations, but currently contributing ~90bps of excess attrition within the overall portfolio due to the high level of 2011/2012 account concentration
  - Excess attrition related to the Pinnacle account portfolio expected at varying levels through 2017 based on the timing of accounts coming to term
  - Pinnacle transaction expected to produce unlevered IRRs in mid to high teens, above original expectations


15.0%
14.0%
13.0%
12.0%
11.0%
10.0%
Consolidated
Core Attrition(1)
Q3-14
Q4-14
Q1-15
Q2-15
Q3-15
Q4-15

(1) Excludes excess cancellations related to Pinnacle

ASCENT CAPITAL GROUP INC
February 2016
Monitronics SECURITY
7

A S C E N T CAPITAL GROUP INC • Attrition results have generally tracked closely to historical pool curves, creating a very predictable attrition experience • Periods of higher attrition are indicative of a larger number of accounts reaching the end of their initial term where more cancellations occur • Recent vintages and HomeTouch® accounts have generally outperformed the overall pool curve • While the biggest components of attrition have consistently been attributable to customer moves, other service providers and non-payment, the primary driver of changes in attrition rates is the number of accounts coming to term (1) Weighted average attrition of vintages originated since 2000. For bulk purchases of aged accounts, the purchase date differs from the actual contract origination date. Year 1 attrition is net of dealer account replacements under the 12-month guarantee. When also factoring in dealer reimbursements (economic replacements), year 1 attrition typically <1% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 1 2 3 4 5 6 7 8 9 10 11 12 % o f Su b sc ri b e r A cc o u n ts R e m ai n in g Year of Contract Accelerated decline in account base during year 4 is a result of end of initial term for 36-month contracts 8 February 2016 Predictable Attrition Curve(1)